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                                                                    EXHIBIT 10.3

                          LOUISIANA-PACIFIC CORPORATION
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                          (Restated as of May 1, 2000)


            1. PURPOSE. The continued growth and success of Louisiana-Pacific Corporation (the "Corporation") are dependent upon the efforts of members of the Corporation's board of directors (the "Board of Directors"). Those members of the Board of Directors who are not employees of Corporation or any of its subsidiaries ("Non-Employee Directors") are not eligible to participate in the stock option and other stock incentive plans maintained for employees of the Corporation. The purpose of this 1992 Non-Employee Director Stock Option Plan (the "Plan") is to provide an incentive to Non-Employee Directors to remain as members of the Board of Directors and also to afford them the opportunity to acquire, or increase, stock ownership in the Corporation in order that they may have a direct proprietary interest in its success. Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

            2. STOCK. The stock subject to options granted under the Plan shall be shares of the Corporation's authorized but unissued, or reacquired, $1 par value common stock ("Common Stock"). The total number of shares of Common Stock with respect to which options may be granted shall not exceed in the aggregate 1,200,000, provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of paragraph 6(g). In the event that any outstanding option under the Plan is canceled or terminates or expires prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may be made the subject of additional options granted under the Plan.

            3. ADMINISTRATION. The Plan shall be administered by the Nominating and Corporate Governance Committee of the Board of Directors (the "Committee"), except for actions to be taken under the Plan which, under the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule exempting certain transactions from
Section 16(b) of the Exchange Act, cannot be taken by the Committee, which actions shall be taken by the full Board of Directors. The Committee shall have full power and authority, subject to the provisions of the Plan, to adopt, amend, and rescind rules and regulations for carrying out the Plan. The interpretation and decision of the Committee with regard to any question arising under the Plan shall be final and conclusive. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or to any options granted pursuant to the Plan.

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            4.    ELIGIBILITY. The persons eligible to receive options under the
Plan are the Non-Employee Directors of the Corporation.

            5.    GRANT OF OPTIONS.

            (a) INITIAL GRANT. Each person who is a Non-Employee Director on June 15, 1992, automatically shall be granted, as of June 15, 1992, an option to purchase 22,500 shares of Common Stock, subject to the terms and conditions described in paragraph 6.

            (b)   NEW NON-EMPLOYEE DIRECTORS.

            (i) Each person who becomes a Non-Employee Director after June 15, 1992, and before May 1, 2000, automatically shall be granted, as of the date such person becomes a Non-Employee Director, an option to purchase 22,500 shares of Common Stock (45,000 shares after May 18, 1993), subject to the terms and conditions described in paragraph 6.

            (ii) Each person who becomes a Non-Employee Director on or after May 1, 2000, automatically shall be granted, as of the date such person becomes a Non-Employee Director, an option to purchase 9,000 shares of Common Stock, subject to the terms and conditions described in paragraph 6.

            (c)   SUBSEQUENT GRANTS.

            (i) Each Non-Employee Director who has been granted an option under paragraphs 5(a) or 5(b)(i) and who remains as a Non-Employee Director on the fifth anniversary of the date such option was granted (the "Five-Year Anniversary"), automatically shall be granted, as of each such Five-Year Anniversary occurring prior to May 1, 2000, an option to purchase 45,000 shares of Common Stock, subject to the terms and conditions described in paragraph 6.

            (ii) Each Non-Employee Director who has been granted an option under paragraph 5(b)(ii) who remains as a Non-Employee Director on the first anniversary of the date such option was granted automatically shall be granted an option to purchase 9,000 shares of Common Stock, subject to the terms and conditions described in paragraph 6.

            (iii) Each Non-Employee Director who has been granted an option under paragraphs 5(a), 5(b)(i) or 5(c)(i), automatically shall be granted an option to purchase 9,000 shares of Common Stock on the earlier of the following two dates, provided that he or she continues to be a Non-Employee Director on such date: (x) the date which is one year after the vesting in full of the most recent grant of an option under paragraph 5(a), 5(b)(i) or 5(c)(i), and (y) provided that the Non-Employee Director has delivered an executed form of Election and Cancellation under 1992 Non-Employee Director Stock Option Plan (the

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      "Election Form") in substantially the form attached hereto as EXHIBIT B to the Corporation by May 31, 2000, the later of (A) the one-year anniversary of the most recent vesting date of an option granted to him or her under paragraph 5(a), 5(b)(i) or 5(c)(i) and (B) the date which is six months following delivery of his or her executed Election Form to the Corporation.

            (iv) Each Non-Employee Director automatically shall be granted an option to purchase 9,000 shares of Common Stock on the one-year anniversary of the grant of each option referred to in paragraph (c)(ii) or (c)(iii) or this paragraph (c)(iv), provided that he or she continues to be a Non-Employee Director on such date.

            6. TERMS AND CONDITIONS OF OPTIONS. Each option granted pursuant to the Plan shall be subject to the following terms and conditions:

            (a) PAYMENT. Upon exercise of an option, in whole or in part, the option price for shares to which the exercise relates may be made, at the election of the optionee, either in cash or by delivering to the Corporation shares of Common Stock having a Fair Market Value (as defined below) equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. Shares of Common Stock may not be used in payment or partial payment unless an option is being exercised for at least 2,000 shares. Payment in shares of Common Stock shall be made by delivering to the Corporation certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common Stock. The Fair Market Value of a share of Common Stock on any given date means the mean between the high and low trading prices per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if the Common Stock was not traded on that date, on the next preceding day on which Common Stock is traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

            (b) OPTION PRICE. On and after May 3, 1998, the option price per share for each option granted under the Plan shall be 100 percent of the Fair Market Value per share on the date the option was granted.

            (c) TERM OF OPTION. Each option shall expire ten years from the date the option is granted, unless the option is terminated earlier in accordance with the Plan.

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            (d)   DATE OF EXERCISE. Unless an option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each option may be exercised in whole or in part from time to time to purchase shares as follows:

            (i) For options granted prior to May 1, 2000, each option shall not be exercisable until the first anniversary of the date the option was granted. On such first anniversary, the option shall become exercisable as to 20 percent of the shares covered by the option, and on each of the second through the fifth such anniversaries, the option shall become exercisable as to an additional 20 percent of the shares covered by the option.

            (ii) For options granted on or after May 1, 2000, each option shall not be exercisable until the date which is three months after the option was granted. On that date, the option shall become exercisable as to 10 percent of the shares subject to the option (900 shares). The option shall become exercisable as to an additional 900 shares every three months thereafter until the option is exercisable in full (which shall occur on the date which is 2.5 years after the date of grant).

            (iii) No option shall be exercisable in part with respect to a number of shares fewer than 100 unless fewer than 100 shares remain subject to the option.

            (e) ACCELERATION OF EXERCISABILITY. Notwithstanding the limitations on exercisability pursuant to paragraph 6(d), an option shall become immediately and fully exercisable:

            (i) In the event of the death of the optionee Non-Employee Director; or

            (ii) Upon the later of (A) the occurrence of a "Change in Control" (as defined below) of the Corporation and (B) six months after the date of grant; or

            (iii) On the date an optionee Non-Employee Director retires pursuant to Section 15 of the bylaws of the Corporation; provided, however, that this paragraph 6(e)(iii) shall only apply to an additional 20 percent of the shares covered by such Non-Employee Director's option.

For purposes of the Plan, a change of control shall be deemed to occur if (x) any person or group, together with its affiliates and associates (other than the Corporation or any of its subsidiaries or employee benefit plans), acquires direct or indirect beneficial ownership of 20 percent or more of the then outstanding shares of Common Stock or commences a tender or exchange offer for 30 percent or more of the then outstanding shares of Common Stock, or (y) the Corporation is to be liquidated or

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dissolved. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

            (f) CONTINUATION AS A DIRECTOR. Notwithstanding the option term provided in paragraph 6(c), in the event that an optionee Non-Employee Director ceases to be a member of the Board of Directors:

            (i) By reason of death, the estate, personal representative, or beneficiary of the Non-Employee Director shall have the right to exercise the option at any time within 12 months from the date of death and the option shall terminate as of the last day of such 12-month period; or

            (ii) By reason of the retirement of an optionee Non-Employee Director pursuant to Section 15 of the bylaws of the Corporation, the Non-Employee Director's option shall remain exercisable, to the extent it had become exercisable on the date of said retirement, for a period of 24 months following the date of said retirement and the option shall terminate as of the last day of such 24-month period; or

            (iii) For any other reason, the Non-Employee Director's option shall remain exercisable, to the extent it had become exercisable on the date the optionee ceased to be a member of the Board of Directors (the "Termination Date"), for a period of three months following the Termination Date and the option shall terminate as of the last day of such three-month period.

            (g) RECAPITALIZATION. In the event of any change in capitalization which affects the Common Stock, whether by stock dividend, stock distribution, stock split, subdivision or combination of shares, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its good faith discretion deems appropriate to reflect such change shall be made with respect to the total number of shares of Common Stock in respect of which options may be granted under the Plan, the number of shares covered by each outstanding option, and the exercise price per share under each such option; however, any fractional shares resulting from any such adjustment shall be eliminated.

            A dissolution of the Corporation, or a merger or consolidation in which the Corporation is not the resulting or surviving corporation (or in which the Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation), shall cause every option outstanding hereunder to terminate concurrently with consummation of any such dissolution, merger or consolidation, except that the resulting or surviving corporation (or, in the event the Corporation is the resulting or surviving corporation but has become a subsidiary of another corporation, such other corporation) may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on terms and conditions, both as to number of shares

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and otherwise, which will substantially preserve the rights and benefits of any option then outstanding hereunder.

            In the event of a change in the Corporation's presently authorized Common Stock which is limited to a change of all its presently authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

            (h) TRANSFERABILITY. No option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee's lifetime, only he or his guardian or legal representative may exercise any such option or right.

            (i) RIGHTS AS A STOCKHOLDER. An optionee Non-Employee Director shall have no rights as a stockholder with respect to shares covered by the option until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. Except as provided in paragraph 6(g), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

            (j) PROVISION FOR TAXES. It shall be a condition to the Corporation's obligation to issue or reissue shares of Common Stock upon exercise of any option that the optionee pay, or make provision satisfactory to the Corporation for payment of, any federal and state income and other taxes which the Corporation is obligated to withhold or collect with respect to the issue or reissue of such shares.

            (k) OPTION AGREEMENT. Each option granted prior to May 1, 2000, shall be evidenced by an option agreement substantially in the form attached to the Plan as Appendix A. Each option granted on or after May 1, 2000, shall be evidenced by an option agreement substantially in the form attached to the Plan as Appendix B.

            7. EFFECTIVE DATE AND TERM OF PLAN. Options shall be granted pursuant to the Plan from time to time beginning June 15, 1992, the date of adoption of the Plan by the Board of Directors. The Plan shall continue in effect until options have been granted covering all available shares of Common Stock as specified in paragraph 2 or until the Plan is terminated by the Board of Directors, whichever is earlier, except as provided below.

            The Plan shall be subject to approval by the affirmative vote of the holders of at least a majority of the securities of the Corporation present, or represented by proxy, and entitled to vote at a meeting (to be duly held in accordance with the applicable laws of the state of Delaware) for which proxies are solicited substantially in accordance with rules and regulations, if any, as are then in effect under Section 14(a) of the Exchange Act, which approval must occur within twelve months after said date of adoption of the Plan by the Board of Directors. Options granted pursuant to the Plan prior to such approval shall be subject to such approval.

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            8.    AMENDMENT OR TERMINATION. The Board of Directors may alter, amend, suspend or terminate the Plan at any time. However, the Plan shall not be amended more often than once every six months other than amendments to comport with changes in income tax laws or the requirements of Rule 16b-3 under the Exchange Act. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing profit provisions of Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder or with the rules and regulations of any securities exchange or trading system on which the Common Stock is listed or traded. Expiration or termination of the Plan shall not affect outstanding options except as provided in paragraph 7. The Board of Directors may also modify the terms and conditions of any outstanding option, subject to the consent of the optionee and consistent with the provisions of the Plan.

            9. APPLICATION OF PROCEEDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to options shall be available for general corporate purposes.

            10. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee to exercise the same, in whole or in part.

            11. RESTRICTIONS ON EXERCISE. Any provision of the Plan to the contrary notwithstanding, no option granted pursuant to the Plan shall be exercisable at any time, in whole or in part, (i) prior to the shares of Common Stock subject to the option being authorized for listing on the New York Stock Exchange, if applicable, or (ii) if issuance and delivery of the shares of Common Stock subject to the option would violate any applicable laws or regulations.


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                          LOUISIANA-PACIFIC CORPORATION
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                OPTION AGREEMENT

                   Date of Option Grant: ______________, 199_


Louisiana-Pacific Corporation
a Delaware corporation
111 S.W. Fifth Avenue
Portland, OR  97204           ("Corporation")

________________________
________________________
________________________      ("Optionee")
________________________

      Corporation maintains the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan (the "Plan"). A copy of the Plan is attached hereto as Exhibit A and is incorporated by reference in this Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

      The Plan is administered by the Board for the benefit of Non-Employee Directors of Corporation.

      The parties agree as follows:

1.    GRANT OF OPTION.

      Subject to the terms and conditions of this Agreement and the Plan, Corporation grants, as of the date of option grant set forth above, to the Optionee a stock option (the "Option") to purchase 45,000 shares of Corporation's Common Stock at $_______ per share.

2.    TERMS OF OPTION.

      The option shall be subject to all the terms and conditions set forth in the Plan.

3.    CONDITIONS PRECEDENT.

      The Option is subject to stockholder approval pursuant to paragraph 7 of the Plan. Corporation will use its best efforts to obtain approval of the Plan and the Option

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by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, the Option shall terminate on notice to the Optionee to that effect.

4.    SUCCESSORSHIP.

      Subject to restrictions on transferability set forth in the Plan, this Agreement shall be binding upon and benefit the parties, their successors and assigns.

5.    NOTICES.

      Any notices under the Option shall be in writing and shall be effective when actually delivered personally or through Corporation interoffice mail service, or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party. Notices to Corporation shall be sent to the Treasurer of Corporation at Corporation's address set forth above, or at such other address as Corporation, by written notice to Optionee, may designate from time to time.



CORPORATION:                              LOUISIANA-PACIFIC CORPORATION



                                          ______________________________
                                            Vice President, Treasurer
                                            and Chief Financial Officer


                                          ______________________________
                                                   Secretary



OPTIONEE:                                 ______________________________